            As filed with the Securities and Exchange Commission on May 30, 2001
                                                      Registration No.333- _____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act of 1933

                              __________________

                                  PCTEL, INC.
            (Exact name of Registrant as specified in its charter)

                              __________________

           Delaware                                                                     77-0364943
(State or other jurisdiction of              1331 California Circle                  (I.R.S. Employer
incorporation or organization)                Milpitas, California 95035             Identification Number)
                                                 (408) 965-2100
                                    (Address of principal executive offices)

                              __________________

                            1997 STOCK OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                              __________________

                               William F. Roach
                     President and Chief Executive Officer
                                  PCTEL, Inc.
                            1331 California Circle
                              Milpitas, CA  95035
                                (408) 965-2100
(Name, address, and telephone number, including area code, of agent for service)

                              __________________

                                   Copy to:
                            Douglas H. Collom, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

                              __________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                                                                   Proposed       Proposed      Amount of
                          Title of                                 Maximum        Maximum        Maximum
                         Securities                                 Amount        Offering      Aggregate
                            to be                                    to be        Price Per      Offering    Registration
                         Registered                               Registered (1)   Share*        Price            Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
To be issued under the 1997 Stock Option Plan................         700,000   $9.860\(2)\   $6,902,000.00     $1,725.50
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
To be issued under the 1998 Employee Stock Purchase Plan.....         350,000   $8.381\(3)\   $2,933,350.00     $  733.34
--------------------------------------------------------------------------------------------------------------------------
Total........................................................       1,050,000                 $9,835,350.00     $2,458.00
==========================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of Peregrine Systems, Inc. Common Stock as reported on the Nasdaq National Market on May 25, 2001.
(3) The exercise price of $8.381 per share, computed in accordance with Rule 457(h) under the Securities Act, is 85% of $9.86, the closing price of a share of PCTEL, Inc. common stock as reported by the Nasdaq National Market on May 25, 2001.

     With respect to the Shares hereby registered under the 1997 Stock Option Plan and the 1998 Employee Stock Purchase Plan, the Registrant's Registration Statement on Form S-8/S-3 as filed with the Commission on April 14, 2000 (File No. 333-34910), referred to as the Prior Form S-8, is incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8.

     The Company is registering 1,050,000 shares of its Common Stock under this Registration Statement, of which 700,000 shares are reserved for issuance under the Company's 1997 Stock Option Plan and 350,000 shares are reserved for issuance under the Company's 1998 Employee Stock Purchase Plan. Under the Prior Form S-8, the Company registered 5,969,952 shares of its Common Stock that had been or were eligible to be issued under the 1997 Stock Option Plan and 1,131,208 shares of its Common Stock that had been or were eligible to be issued under the 1998 Employee Stock Purchase Plan.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

    ITEM 8.  EXHIBITS.
             --------

            Exhibit No.      Description
            -----------      -----------

                 5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

                10.3*        1997 Stock Option Plan, as amended through August
                             1999

                10.5*        1998 Employee Stock Purchase Plan

                23.1         Consent of Arthur Andersen, LLP

                23.2         Consent of Wilson Sonsini Goodrich and Rosati, P.C.
                             (contained in Exhibit 5.1)

                24.1         Power of Attorney (See page (II-3))


    * Incorporated by reference to the Company's Registration Statement on Form S-1 filed October 15, 1999 (No. 333-84707).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 29th day of May, 2001.


                                    PCTEL, INC.

                                    By:  /s/ WILLIAM F. ROACH
                                         -------------------------------------
                                         William F. Roach
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Roach and Andrew D. Wahl and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                               Title                            Date
              ---------                               -----                            ----

  /s/ WILLIAM F. ROACH                 President, Chief Executive Officer           May 29, 2001
-------------------------------------  (Principal Executive Officer) and Director
         William F. Roach

  /s/ ANDREW D. WAHL                   Vice President, Finance and Chief            May 29, 2001
-------------------------------------  Financial Officer (Principal Financial and
         Andrew D. Wahl                Accounting Officer)


  /s/ MARTIN H. SINGER                 Non-Executive Chairman of the Board and      May 29, 2001
-------------------------------------  Director
         Martin H. Singer

  /s/ RICHARD C. ALBERDING             Director                                     May 29, 2001
-------------------------------------
         Richard C. Alberding

  /s/ PETER CHEN                       Director                                     May 29, 2001
-------------------------------------
         Peter Chen

  /s/ GIACOMO MARINI                   Director                                     May 29, 2001
-------------------------------------
         Giacomo Marini

  /s/ MIKE MIN-CHU CHEN                Director                                     May 29, 2001
-------------------------------------
         Mike Min-Chu Chen

  /s/ CARL A. THOMSEN                  Director                                     May 29, 2001
-------------------------------------
         Carl A. Thomsen